CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Complete and partial portfolio holdings - arrangements to disclose to service providers and fiduciaries” and “Independent registered public accounting firm” in the Registration Statement and to the use of our report dated June 28, 2021, with respect to the financial statements of the Limited Purpose Cash Investment Fund for the year ended April 30, 2021 which is incorporated by reference in Amendment No. 77 to the Registration Statement (Form N-1A No. 811-08767) of UBS Series Funds.

New York, New York

August 26, 2021